Exhibit 99.1

China Executive Education to Sponsor Concert
At Shanghai Stadium on November 6

HANGZHOU, P.R. China, November 5, 2010 /PRNewswire-Asia-FirstCall/ -- China Executive Education Corp. (OTCBB: CECX) (the “Company”), a China-based executive training company designed to fit the needs of Chinese entrepreneurs with classes and seminars to improve their skills in marketing, sales, public speaking, leadership, motivation, and a variety of business management skills, announced today that it is participating in a hybrid concert and motivational speech event, titled “2010 Beyond the Limit Superstar Concert,” at Shanghai Stadium on November 6, 2010.

The theme of the upcoming hybrid concert and motivational speech event will focus on two important elements of the Company’s culture: “Motivation” and “Gratitude.” The event is part of the Company’s “Synergy Marketing” strategy, which is intended to promote the Company’s brand image throughout China. The event is expected to attract over 50,000 attendees and will include a piano performance and speech by Kaien Liang, the Company’s Chairman and CEO. “2010 Beyond the Limit Superstar Concert” will also include performances by various pop and contemporary artists. Shanghai Stadium, the venue for the event, has a capacity of 80,000 spectators and is the second largest sports stadium in China after Guangdong Olympic Stadium, which can hold 80,012 people.

The Company’s Chief Operating Officer, Albert Hsu, will be the announcer and introductory speaker for the event. In addition to his role as COO of China Executive Education, Mr. Hsu was also a popular television talk show host for Hunan TV in 2009 and has more than 16 years of business management training experience. As one of China Executive Education’s  “superstar speakers,” Mr. Hsu’s expertise, experience, and charisma have made him a highly appealing and respected figure in the industry.

Kaien Liang, Chairman and CEO of China Executive Education Corp., commented, “We are greatly looking forward to the ‘2010 Beyond the Limit’ concert at Shanghai Stadium, and we expect attendance in the tens of thousands for this momentous event. I am very excited not only about the event itself, but also the long-term benefits it will have for our brand image. This is an unprecedented opportunity for China Executive Education and will greatly improve public visibility for both the Company and the entire Chinese education industry.”

About China Executive Education Corp.

China Executive Education Corp., operating through MYL Business, is a fast-growing executive education company in China that offers comprehensive professional training programs in Hangzhou and Shanghai, two prosperous and commercial cities of China. Through open-enrollment training programs, including proprietary training courses and featured lectures, the company provides Chinese business executives with a variety of business training such as sales, marketing, leadership development, and highly effective personal skills development focused on decision-making skills, negotiation skills, public speaking skills and people skills. The training courses include a 7-course package for CEOs, as well as 22 other business development courses. The company is also one of very few business education training companies in China with the reputation and resources to attract world-renowned masters such as management guru Tom Peters, leadership guru John Maxwell, and relationship guru John Gray to China. China Executive Education Corp. will continue to pave the way for Chinese entrepreneurs who would like to have greater success going forward, helping them to reach international markets more easily. Since formally launching in April 2009, the company has provided its training programs to 2,874 Chinese business owners and executives from a broad range of industries.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding the Company’s ability to pursue its commercial objectives, the demand for the Company’s services and the Company’s future growth. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Dave Gentry, U.S.
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 104
Email: info@redchip.com

Jing Zhang, China
RedChip Beijing Representative Office
Tel: +86 10-8591-0635
Web: http://www.RedChip.com

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SOURCE:  China Executive Education Corp.